EXHIBIT 4.3

AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 to the Stockholders’ Agreement (this “Amendment”), dated as of December 31, 2009 of AC Holdco Inc. (“Aircell”) and the various stockholders party thereto is made and entered into effective as of this 8th day of March, 2011, by Aircell and those stockholders holding a Majority in Interest. All capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Agreement (as hereinafter defined), and, except as otherwise provided below, references herein to a specific Section or Schedule will refer, respectively, to the corresponding Section or Schedule of the Agreement.

WHEREAS, Aircell and its stockholders have entered into that certain Stockholders’ Agreement, dated as of December 31, 2009, as updated with additional Stockholders from time to time (the “Agreement”); and

WHEREAS. Aircell and Stockholders holding a Majority in Interest desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants in the Agreement and hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Amendment to Section 1.01. The term “Permitted Transferees” defined in Section 1.01 is hereby deleted in its entirety and replaced as follows:

“Permitted Transferees” means, (i) with respect to any Stockholder that is an individual, (A) any corporation, partnership, limited liability company or other entity controlled solely by such individual solely for the benefit of such individual, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors, (B) any trust revocable solely by such individual during his lifetime or any irrevocable trust, in either case solely for the benefit of such individual, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors or charity, provided such trust is controlled solely by such individual, or (C) his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or his or her ancestors, (ii) with respect to any Stockholder that is a trust, any (A) beneficiary of such trust, (B) corporation, partnership, limited liability company or other entity controlled solely by such beneficiary or the trustee(s) of such existing Stockholder solely for the benefit of such beneficiary, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors or (C) other trust revocable solely by such beneficiary

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during this lifetime or any other irrevocable trust, in either case solely for the benefit of such beneficiary, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors, provided that such trust is controlled solely by such beneficiary or the trustee(s) of such existing Stockholder, and (iii) with respect to any Stockholder other than an individual, any corporation, partnership, limited liability company or other entity that is either (A) a controlled Affiliate of such Stockholder, (B) a controlled Affiliate of another Affiliate of such Stockholder which also controls such Stockholder, or (C) the ultimate parent of such Stockholder

2. Amendment to Section 5.01(b). Section 5.01(b) is hereby amended by adding a new Section 5.01(b)(v) as follows:

Subject to Section 5.01(a) and upon the written consent of the Board (which consent may be withheld at the sole discretion of the Board), any Stockholder, together with its Affiliates, shall be entitled to Transfer once during any consecutive twelve (12) month period to an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act), shares of Common Stock or shares of any class of Preferred Stock; provided that all such Transfers made by such Stockholder will not result, in the aggregate, of a Transfer of greater than (x) ten percent (10%) of the shares such Stockholder owns in such class of shares to Transferred as of the date of this Amendment and (y) one and one-half percent (1.5%) of the total amount of shares in such class of shares to be Transferred as of the date of this Amendment.

3. Amendment to Section 5.02(a). Section 5.02(a) is hereby amended by inserting the words “Section 5.01(b)(v)” immediately after the words “(B) pursuant to Section 5.01(b)(iv)”.

4. No Modification. On and after the effective date of this Amendment each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect in accordance with its terms, and except as expressly set forth in this Amendment no other amendment or modification to the Agreement is agreed to or implied.

5. Governing Law; Submission to Jurisdiction. This Amendment and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Any and all suits, legal actions or proceedings arising out of this agreement shall be brought in the superior court or the Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware, the Supreme Court of the State of New York or the United

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States District Court for the Southern District of New York and each party hereto hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to it at its address set forth in the books and records of the company. To the fullest extent permitted by law, each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

6. Counterparts. This Amendment may be executed and delivered (including by facsimile or pdf transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[The remainder of this page has been left blank intentionally.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

AIRCELL HOLDINGS INC.

By:	/s/ Michael J. Small

Name:	Michael J. Small
Title:	President and Chief Executive Officer

AC ACQUISITION I LLC

By:	Ripplewood Partners II, L.P., as its sole member,

By:	Ripplewood Partners II G.P., L.P., as
its general partner,

By:	RP II GP, LLC, as its general partner,

By:	/s/ Christopher P. Minnetian

Name:	Christopher P. Minnetian
Title:	Secretary

AC ACQUISITION II LLC

By:	Ripplewood Partners II Parallel Fund,
L.P., as its managing member,

By:	Ripplewood Partners II G.P., L.P., as
its general partner,

By:	RP II GP, LLC, as its general partner,

By:	Christopher P. Minnetian

Name:	Christopher P. Minnetian
Title:	Secretary

TACA (THORNE) LLC

By:	OTAC (THORNE) LLC, as its
managing member

By:	/s/ Oakleigh Thorne
Name: Oakleigh Thorne
Its: Manager

TACA II (THORNE) LLC

By:	OTAC (THORNE) LLC, as its
managing member

By:	/s/ Oakleigh Thorne
Name: Oakleigh Thorne
Its: Manager

THORNE AC AFFILIATES, LLC
By:	OTAC LLC, as its managing member

By:	/s/ Jack W. Blumenstein
Name: Jack W. Blumenstein Its: Manager

THORNE AC AFFILIATES II, LLC
By:	OTAC LLC, as its managing member

By:	/s/ Jack W. Blumenstein
Name: Jack W. Blumenstein Its: Manager

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO OAKLEIGH B. THORNE (the “Thorne Trust”) By: The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name: Cathy Jennings

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO CHARLOTTE T. BORDEAUX (the “Bordeaux Trust”)

By: The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/Cathy Jennings
Name: Cathy Jennings

By:	Oakleigh Thorne, its co-trustee

By:	/s/Oakleigh Thorne
By: Oakleigh Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT DATED 12/15/76

By:	George T. Whalen, III, its co-trustee

By:	/s/ George T. Whalen III
George T. Whalen, III

By:	Oakleigh Thorne, its co-trustee

By:	/s/Oakleigh Thorne
Oakleigh Thorne

By:	Felicitas S. Thorne, its co-trustee

By:	/s/ Felicitas S. Thorne
Felicitas S. Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO CHARLOTTE T. BORDEAUX (the “Bordeaux Trust”)

By: The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name: Cathy Jennings

By:	Oakleigh Thorne, its co-trustee

By:	/s/Oakleigh Thorne
By: Oakleigh Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT DATED 12/15/76

By:	George T. Whalen, III, its co-trustee

By:	/s/George T. Whalen, III
George T. Whalen, III

By:	Oakleigh Thorne, its co-trustee

By:	/s/Oakleigh Thorne
Oakleigh Thorne

By:	Felicitas S. Thorne, its co-trustee

By:	/s/Felicitas S. Thorne
Felicitas S. Thorne

TRUST UNDER WILL OF OAKLEIGH L. THORNE FBO OAKLEIGH B. THORNE

By:	Oakleigh Thorne, its co-trustee

By:	/s/Oakleigh Thorne
Oakleigh Thorne

By: The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/Cathy Jennings
Name: Cathy Jennings

TRUST UNDER WILL OF OAKLEIGH L. THORNE FBO CHARLOTTE T. BORDEAUX

By:	Oakleigh Thorne, its co-trustee

By:	/s/Oakleigh Thorne
Oakleigh Thorne

By: The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/Cathy Jennings
Name: Cathy Jennings

OAKLEIGH THORNE GST TRUST III
By: Jack.W. Blumenstein, its co-trustee

By:	/s/Jack W. Blumenstein
Jack W. Blumenstein

By:	Eliza T. Blue, its co-trustee

By:	/s/ Eliza T. Blue
Eliza T. Blue

OAKLEIGH B. THORNE 2009 3-YEAR ANNUITY TRUST

By:	Oakleigh Thorne, its trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

OAKLEIGH THORNE GST TRUST III

By:	Jack Blumenstein its co-trustee

By:	/s/ Jack W. Blumenstein
Jack W. Blumenstein

By:	Eliza T. Blue, its co-trustee,

By:	/s/ Eliza T. Blue
Eliza T. Blue

OAKLEIGH B. THORNE 2009 3-YEAR ANNUITY TRUST

By:	Oakleigh Thorne, its trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

IRENE W. BANNING TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:	/s/ Karl Wamsler
Karl Wamsler

CAROLINE A WAMSLER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:	/s/ Karl Wamsler
Karl Wamsler

PAULINE W. JOERGER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:	/s/ Karl Wamsler
Karl Wamsler

OAKLEIGH THORNE

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

JONATHAN THORNE

By:	/s/ Jonathan Thorne
Jonathan Thorne

PAULINE W. JOERCER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:	/s/ Karl Wamsler
Karl Wamsler

OAKLEIGH THORNE

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

JONATHAN THORNE

By:	/s/ Jonathan Thorne
Jonathan Thorne